LEXON, INC.
                            CONFIDENTIALITY AGREEMENT

         This Confidentiality Agreement ("Agreement") is entered into and effective this 19th day of April, 1999 by and between Lexon, Inc. ("Lexon") and Ortho-Clinical Diagnostics, Inc. ("OCD").

         WHEREAS, Lexon and OCD are considering a business relationship in which Lexon proposes to disclose and provide to OCD certain Confidential Information as defined below concerning colon and other cancer detection and certain business, financial and other information defined as Confidential Information.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. For purposes of this Agreement, the term "Confidential Information" shall mean all Technical Information and all Miscellaneous Information concerning the Ebaf Assay colon cancer blood screening discovery, technology, process and use which is licensed to Lexon and which is confidential or proprietary or competitively sensitive and which is disclosed in writing to OCD or to its affiliates and their respective directors, officers, employees, contractors, agents, and other representatives of Confidential Information pursuant to this Agreement, whether before or after the date hereof, including without limitation the following:

               (i) Technical Information. All trade secrets, inventions, discoveries, know-how, formulas, formulations, compositions, specifications, patents, patent applications, copyrights, software and applications, drawings, schematics, processes, process technologies, manufacturing techniques, tests, test results, research and development data and similar technical information, together with all actual and proposed modifications and alterations made, created, developed, invented or discovered by or for and on behalf of Lexon, including without limitation specifically the invention, discovery and use of the Ebaf Assay and its detection, measurement and use by way of the blood screening test kit being developed by Dr. Siamak Tabibzadeh; and

               (ii) Miscellaneous  Information and  Documentation.  All records, reports, analyses, memoranda, notes, analyses, compilations, studies, and copies and extracts thereof, however and whenever arising, containing any Confidential Information with respect to any of the foregoing in every written form.

         2. "Confidential Information" does not include (a) information which is or becomes known to the general public through no fault of the receiving party,
(b) information which was rightfully in the possession of the receiving party prior to its disclosure by or on behalf of Lexon hereto, (c) information which comes into the possession of receiving party without violation of any contractual or legal obligation, and (d) information which is independently developed by or on behalf of OCD, without use of or reliance on the Confidential Information received hereunder. If these exceptions to the confidential nature of information provided apply to a specific item, that does not relieve the receiving party of its obligations hereunder with respect to all other items. The receiving party shall have the burden of proof relating to all exceptions to the confidential treatment of Confidential Information hereunder.

         3. The receiving party agrees to hold the Confidential Information in strict confidence and not to communicate, disclose, divulge, disseminate, publish or transfer the Confidential Information to any other person, except as expressly permitted hereby, without the prior written consent of Lexon.

         4. The receiving party agrees to use the Confidential Information solely in connection with proposed business relationship with Lexon or an affiliate thereof and for no other purpose whatsoever.

         5. The receiving party may disclose the Confidential Information, solely for the purposes permitted by this Agreement, to its directors, officers, employees, agents, attorneys, accountants, and other representatives and advisors strictly on a need-to-know basis for the purposes of evaluating the Confidential Information and for any other purpose solely in accordance with the uses permitted hereby; provided the receiving party notifies each person and entity receiving the information which is Confidential Information covered by this Agreement and requires that the receiving party maintains the confidential nature of the Confidential Information in accordance with the terms and conditions of this Agreement; and further provided OCD remains liable to Lexon for any violation of these agreements and the actions or inactions on the part of any other person who acquires access to the Confidential Information by, from or through the receiving party.

         6. Lexon shall furnish Confidential Information in written form marked as "Confidential". However, if disclosure of Confidential Information is initially in non-written form or if the disclosure is first made orally or by visual inspection, Lexon shall have the obligation to confirm in writing the confidential nature of the information within a 15 days after such disclosure, and the confidentiality obligations under shall thereafter apply to such information to the same extent as if the information had been marked as "Confidential" when disclosed.

         7. Nothing contained herein shall be construed as granting or implying any right or license to use the Confidential Information disclosed hereunder, except solely for the permitted purposes as set forth herein.

         8. Lexon makes no representation or warranty as to the accuracy or completeness of the Confidential Information disclosed hereunder. The receiving party expressly agrees that neither Lexon nor its directors, officers, employees, agents, advisors, attorneys, accountants, or representatives shall have any liability to the receiving party or to anyone else for any inaccuracy in, incompleteness of or unauthorized use of Confidential Information.


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
          9. The receiving party agrees to return to Lexon all Confidential Information not later than the earlier of 10 days after the termination of this Agreement or within 10 days after receipt of a written request from the other, whichever is sooner, except one copy which may be retained by OCD solely for archival purposes and for no other use whatsoever.

         10. No failure or delay by Lexon in exercising any right, remedy, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege hereunder or as permitted by law or in equity.

         11. The term of this Agreement is 2 years from the date of execution of this Agreement.

         12. The rights, duties and obligations of the parties cannot be assigned without the written consent of all interested parties.

         13. This Agreement does not obligate any of the parties hereto to enter into any transaction or agreement and does not obligate any party to purchase or sell equipment or to provide services.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York , USA.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first written above.

Lexon, Inc.                                 Ortho-Clinical Diagnostics, Inc.


By /s/ FREDERICK K. SLICKER                 By /s/ ROY DAVIS
Frederick K. Slicker, Vice President        Roy Davis, Vice President


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